EXHIBIT 3.2


                      MICHIGAN DEPARTMENT OF COMMERCE
                     CORPORATION AND SECURITIES BUREAU




         CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                  FOR USE BY DOMESTIC PROFIT CORPORATIONS
        (Please read information and instructions on the last page)



          PURSUANT TO THE PROVISIONS OF ACT 284, PUBLIC ACTS OF 1972 (PROFIT CORPORATIONS), OR ACT 162, PUBLIC ACTS OF 1982 (NONPROFIT
CORPORATIONS), THE UNDERSIGNED CORPORATION EXECUTES THE FOLLOWING
CERTIFICATE:

1.   The present name of the corporation is:  The Colonel's Holdings, Inc.

2.   The identification number assigned by the Bureau is:   344-630

2.   The location of the registered office is:

     620 SOUTH PLATT ROAD, MILAN, MICHIGAN 48160
     (Street Address)      (City)        (Zip Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

          The name of the corporation is The Colonel's International, Inc.

5. The foregoing amendment to the Articles of Incorporation was duly adopted on the 21st day of November, 1995. The amendment was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

          Signed this 30th day of November, 1995.


                                        By /S/ DONALD J. WILLIAMSON
                                          (Only Signature of President,
                                          Vice-President, Chairperson or
                                          Vice-Chairperson)

                                          DONALD J. WILLIAMSON, PRESIDENT
                                    (Type or Print Name)  (Type or Print Title)